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                                                                   EXHIBIT 23.2


The Board of Directors
Erbtec Engineering, Inc.

We consent to the inclusion of our report dated April 4, 1997, with respect to the balance sheet of Erbtec Engineering, Inc. as of December 31, 1996, and the related statements of income, shareholder's equity, and cash flows for the year then ended, which report appears in the Form 8-K of Colorado MEDtech, Inc. to be filed with the Securities and Exchange Commission on or before December 9, 1997.


                                        KPMG PEAT MARWICK LLP


Boulder, Colorado
December 4, 1997